EXHIBIT 99.4


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TF Financial Corporation                  NEWS RELEASE

3 Penns Trail
Newtown, Pennsylvania  18940


For verification, contact:                John R. Stranford, President and CEO
                                          Bill Niemczura, Senior Vice President
                                            and Chief Financial Officer

Phone: (215) 579-4000
Fax:        (215) 579-4748
For immediate release September 23, 1996



Length:  196 words

Newtown,  Pennsylvania,  September 23, 1996 -- TF Financial Corporation (NASDAQ:
THRD), the holding company for Third Federal Savings Bank ("Third Federal"), announces the acquisition of Cenlar Federal Savings Bank's Ewing, Hamilton Square and Princeton, New Jersey branch offices.

     The acquisition was finalized as of the close of business September 20th. "Third Federal Savings Bank has had a commitment to the value of community banking for over 75 years. Our customers expect it from us and it is the very foundation of our business," stated John R. Stranford, president and chief executive officer of TF Financial Corporation and Third Federal Savings Bank. "The acquisition of these three Cenlar offices provides us with the opportunity to extend our community banking services to nearby New Jersey, where many of our customers live and work. It's a perfect fit."

     Third Federal, which is headquartered in Newtown, Pennsylvania, also maintains eleven offices in the Philadelphia and Bucks County areas. Their assets of $520 million will increase to $650 million with the acquisition.